Exhibit 10.1

AMENDMENT NO. 9 TO LOAN AND

SECURITY AGREEMENT, CONSENT AND WAIVER

This AMENDMENT NO. 9 TO LOAN AND SECURITY AGREEMENT, CONSENT AND WAIVER, dated as of April 9, 2014 (this “Amendment No. 9”), is by and among Wells Fargo Capital Finance, LLC, successor by merger to Wachovia Capital Finance Corporation (New England), in its capacity as agent pursuant to the Loan Agreement defined below (in such capacity, “Agent”), the parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”), Viasystems Technologies Corp., L.L.C., a Delaware limited liability company (“Technologies”), Viasystems Corporation, an Oregon corporation formerly known as Merix Corporation (“Merix”), Viasystems Sales, Inc., a Delaware corporation formerly known as DDi Sales Corp. (“DDi Sales”), DDi Cleveland Holdings Corp., a Delaware corporation (“DDi Cleveland Holdings”), Coretec Building Inc., a Colorado corporation (“Coretec Building”), and Trumauga Properties, Ltd., an Ohio limited liability company, (“Trumauga” and together with Merix, DDi Sales, Technologies, DDi Cleveland Holdings, and Coretec Building, each a “Borrower” and collectively, “Borrowers”), and Viasystems, Inc., a Delaware corporation (“Parent” or “Guarantor”).

W I T N E S S E T H :

WHEREAS, Agent, Lenders, Borrowers and Guarantor have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated as of February 16, 2010, by and among Agent, Lenders, Borrowers and Guarantor, as amended by Amendment No. 1 to Loan and Security Agreement, dated as of March 24, 2010, Amendment No. 2 to Loan and Security Agreement and Waiver, dated as of August 2, 2011, Amendment No. 3 to Loan and Security Agreement, dated as of December 8, 2011, Amendment No. 4 to Loan and Security Agreement and Consent, dated as of April 3, 2012 (“Amendment No. 4”), Amendment No. 5 to Loan and Security Agreement and Other Financing Documents and Consent, dated as of April 16, 2012, Amendment No. 6 to Loan and Security Agreement and Waiver, dated as of April 30, 2012, and Borrower Joinder Agreement, dated June 27, 2012, and Amendment No. 7 to Loan and Security Agreement, dated as of December 28, 2012, and Amendment No. 8 to Loan and Security Agreement and Consent, dated as of December 31, 2013 (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and all other agreements, documents and instruments referred to therein or at any time executed or delivered in connection therewith or related thereto, including, without limitation, this Amendment No. 9 (all of the foregoing, including the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”);

WHEREAS, Parent issued the aggregate principal amount of $550,000,000 of 7.875% Senior Secured Notes (the “New Debt”) pursuant to that certain Indenture, dated as of April 30, 2012, among Parent, certain of its affiliates and Wilmington Trust, National Association, as collateral trustee (in such capacity, “Collateral Trustee”), as amended and supplemented by that certain First Supplemental Indenture, dated as of May 2, 2012, among Parent, certain of its affiliates and the Collateral Trustee (the “First Supplemental Indenture”), that certain Second

Supplemental Indenture, dated as of June 27, 2012, among Parent, certain of its affiliates and the Collateral Trustee (the “Second Supplemental Indenture), and that certain Third Supplemental Indenture, dated as of April 9, 2014, among Parent, certain of its affiliates and the Collateral Trustee (the “Third Supplemental Indenture;” as amended and supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, the “New Debt Indenture”), the proceeds of which were used (among other things) to repay in full the existing Senior Secured Notes and to finance the Specified Merger (as defined in Amendment No. 4);

WHEREAS, Borrowers and Guarantor have advised that Parent intends to incur new secured Indebtedness by issuing additional 7.875% Senior Secured Notes in the aggregate principal amount of $50,000,000 (the “Additional New Debt”), which Additional New Debt will be (a) on substantially the same terms and conditions as set forth in the New Debt Indenture for the New Debt (except as modified by the Fourth Supplemental Indenture), (b) pari passu with the New Debt and (c) secured by liens and security interests on and in the assets of Borrowers and Guarantor that are (i) pari passu with the liens and security interests on and in the assets of Borrowers and Guarantor securing the New Debt and (ii) subordinate to the liens and security interests of Agent securing the Obligations pursuant to the New Debt Intercreditor Agreement;

WHEREAS, Borrowers and Guarantor have requested that Agent and Lenders amend the Loan Agreement in connection with the issuance of the Additional New Debt;

WHEREAS, Borrowers and Guarantor have requested that Agent and Lenders waive a certain Default and Event of Default in connection with the failure of the Borrowers to describe accurately the name change of DDi Global Corp. to Viasystems North America Operations, Inc. on April 1, 2013 (the “Specified Name Change”) and Agent and Lenders have agreed to make such amendments and waiver, subject to the terms and conditions set forth herein; and

WHEREAS, by this Amendment No. 9, Agent, Lenders, Borrowers and Guarantor intend to evidence such amendments, consents and waiver on the terms and subject to the conditions contained herein;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, the parties hereto agree as follows:

1. Definitions.

(a) Additional Definitions. As used herein, the following terms shall have the meanings given to them below and the Loan Agreement and the other Financing Agreements are hereby amended to include, in addition and not in limitation, the following definitions:

(i) “Additional New Debt” shall mean the 7.875% Senior Secured Notes issued by Parent on or about the Amendment No. 9 Effective Date in the aggregate principal amount of not more than $50,000,000 pursuant to the New Debt Indenture, as amended or supplemented by the Fourth Supplemental Indenture.

(ii) “Amendment No. 9” shall mean Amendment No. 9 to Loan and Security Agreement and Consent, dated as of April 9, 2014, by and among Borrowers, Guarantor, Agent and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(iii) “Amendment No. 9 Effective Date” shall mean the first date on which the conditions precedent set forth in Amendment No. 9 are satisfied.

(iv) “First Supplemental Indenture” shall have the meaning set forth in Amendment No. 9.

(v) “Fourth Supplemental Indenture” shall mean the supplement to the New Debt Indenture entered into in connection with the issuance of the Additional New Debt.

(vi) “New Debt Indenture” shall mean the Indenture, dated as of April 30, 2012, among Parent, certain of its affiliates and Wilmington Trust, National Association, in its capacity as collateral trustee thereunder, as amended and supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture and as further amended, supplemented, restated or replaced from time to time in accordance with the Financing Agreements.

(vii) “Second Supplemental Indenture” shall have the meaning set forth in Amendment No. 9.

(viii) “Third Supplemental Indenture” shall have the meaning set forth in Amendment No. 9.

(b) Amendments to Definitions. The following definitions are hereby deleted in their entirety and replaced by the following:

(i) “New Debt” shall have the meaning set forth in Amendment No. 9.

(ii) “New Debt Intercreditor Agreement” shall mean the Intercreditor Agreement, dated as of April 30, 2012, among Parent, certain of its affiliates, Agent and Wilmington Trust, FSB, in its capacity as collateral trustee pursuant to the New Debt Indenture, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(iii) “Specified Non-Loan Party Subsidiary” means, collectively, (a) Viasystems Services Ltd, an entity organized under the laws of Canada that is a subsidiary of Technologies, (b) Wirekraft Industries LLC, a limited liability company organized under the laws of Delaware that is a subsidiary of Technologies, (c) Viasystems ULC, an entity organized under the laws of Nova Scotia that is a subsidiary of Technologies, and (d) Viasystems, B.V., an entity organized under the laws of the Netherlands that is a subsidiary of Technologies.

(c) Interpretation. For purposes of this Amendment No. 9, all terms used herein which are not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Loan Agreement as amended by this Amendment No. 9.

2. Consent to Indebtedness. Notwithstanding anything set forth in the Financing Agreements (including under Section 9.9 of the Loan Agreement) or the New Debt Intercreditor Agreement to the contrary, Agent and Lenders hereby consent to Borrowers and Guarantor incurring, creating, assuming, becoming or being liable in any manner with respect to, or permitting to exist, the Additional New Debt on the terms and conditions set forth in the New Debt Indenture or any guarantees thereof; provided, that:

(a) the aggregate outstanding principal amount of the New Debt and the Additional New Debt does not exceed $600,000,000, plus any pay in kind interest paid thereon;

(b) promptly upon their execution, Agent shall have received true, correct and complete copies of all material documents, agreements and instruments evidencing or relating to the Additional New Debt, including, but not limited to, the Fourth Supplemental Indenture, in form and substance satisfactory to Agent (it being agreed that the Fourth Supplemental Indenture provided to Agent on April 9, 2014, is satisfactory to Agent); and

(c) the Additional New Debt shall (i) be pari passu with the New Debt, (ii) constitute Second Lien Obligations (as defined in the New Debt Intercreditor Agreement) and (iii) be on the terms and conditions set forth in the New Debt Indenture, as amended and supplemented by the Fourth Supplemental Indenture, and Borrowers and Guarantor shall not, directly or indirectly, make any payments in respect of (or redeem, retire, defease, purchase or otherwise acquire any of) the Additional New Debt; provided, that, notwithstanding anything in the Loan Agreement or any other Financing Agreement to the contrary, Agent and the Lenders hereby agree that (i) Borrowers and Guarantor may repay, redeem, retire, defease, purchase or acquire any of the New Debt and/or Additional New Debt in an aggregate principal amount during any calendar year not to exceed 10.0% of the aggregate outstanding principal amount of such New Debt and Additional New Debt at a price no higher than 103.0% of the aggregate principal amount of the New Debt and Additional New Debt being repaid, redeemed, retired, defeased, purchased or acquired (in accordance with the terms of the New Debt Indenture), plus accrued and unpaid interest on the principal amount thereof if, as of the date of any such repayment, redemption, retirement, defeasance, purchase or acquisition and immediately after giving effect thereto, (A) no Default or Event of Default shall have occurred and be continuing and Excess Availability shall be not less than $22,500,000 and (B) Excess Availability for each of the 30 consecutive days prior to the date of any such payment, redemption, retirement, defeasance, purchase or acquisition shall be not less than $22,500,000, (ii) Borrowers and Guarantor may make regularly scheduled payments of interest, or any payments of default interest, in respect of the Additional New Debt, (iii) Borrowers and Guarantor may pay fees, prepayment premiums, original issue discount, expenses and indemnities incurred in connection with the Additional New Debt, (iv) Borrowers and Guarantor may repay, redeem, retire, defease, purchase or acquire the outstanding principal amount of the Additional New Debt plus accrued and unpaid interest thereon on or after the Maturity Date, (v) Borrowers and Guarantor (A) may make mandatory prepayments or redemptions in respect of the Additional New Debt (or any Refinancing Indebtedness in respect of the Additional New Debt), subject to the New Debt Intercreditor Agreement, with the proceeds of equity interests issued by Parent and asset sales and insurance proceeds not required to prepay the Obligations, or (B) may make mandatory prepayments or redemptions or mandatory offers to prepay or redeem required upon a change of control or payments required upon the acceleration of the Additional New Debt (or any Refinancing Indebtedness in respect of the Additional New Debt) upon the occurrence and during the continuance of an event of default under the documents governing the Additional New Debt (or any Refinancing Indebtedness in respect of the Additional New Debt), (vi) Borrowers and Guarantor may make payments in respect of (or redeem, retire, defease, purchase or acquire) any of the Additional New Debt (or any Refinancing Indebtedness in respect of the Additional New Debt) with the proceeds of other Refinancing Indebtedness permitted under Section 9.9(i) of the Loan Agreement and (vii) Borrowers and Guarantor may make payments in respect of (or redeem, retire, defease, purchase or acquire) any of the New Debt and/or the Additional New Debt in accordance with the New Debt Indenture with the proceeds (whether insurance or other) received by any of Borrowers, Guarantor or any of their respective Subsidiaries relating to the “Guangzhou Fire” (as defined and described in the Annual Report of Viasystems Group, Inc. on Form 10-K for the fiscal year ended December 31, 2013) (the “Fire Proceeds”) (and Agent and Lenders hereby agree that the Fire Proceeds are not required to be used to prepay the Obligations).

Upon the written request of Parent following the satisfaction of the conditions precedent in clauses (a) through (c) above, Agent shall promptly confirm in writing the satisfaction of such conditions.

3. Consent to Liens. Notwithstanding anything to the contrary set forth in the Financing Agreements (including Section 9.8 of the Loan Agreement), Agent and Lenders hereby consent to the creation, incurrence, assumption and existence of any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever securing the Additional New Debt (or any Refinancing Indebtedness in respect of the Additional New Debt) and the guarantees thereof and the filing and remaining in effect of any financing statement or other similar notice of any security interest with respect thereto; provided, that, such security interests and liens shall be subject and subordinate to the security interests and liens of Agent pursuant to the New Debt Intercreditor Agreement. All such security interests and liens shall be deemed to be Permitted Liens for all purposes of the Loan Agreement and the other Financing Agreements.

4. Amendments to Loan Agreement.

(a) Clause (e) of Section 1.27 of the Loan Agreement is restated in its entirety as follows: “(e) the occurrence of any “change in control” (or similar term) as defined in the New Debt Indenture.”

(b) Clause (d) of Section 1.56 of the Loan Agreement is restated in its entirety as follows:

“(d) any of the outstanding Capital Stock of a Foreign Subsidiary that is not a First Tier Foreign Subsidiary and any of the outstanding Capital Stock of an Immaterial Subsidiary to the extent that none of the New Debt or Additional New Debt or the Indebtedness evidenced by or arising under the New Debt Indenture are secured by a lien on such Capital Stock;”

(c) Section 8.3 of the Loan Agreement is hereby amended by deleting the last sentence thereof and replacing it with the following: “The Obligations constitute, and will continue to constitute, “Priority Lien Debt” (as such term is defined in the New Debt Indenture as in effect on the Amendment No. 9 Effective Date).”

(d) Section 9.9(i) of the Loan Agreement is hereby amended by deleting the phrase “Indebtedness permitted under Section 9.9(h) or under Section 3 of Amendment No. 4 (as amended by Amendment No. 5)” and replacing it with “Indebtedness permitted under Section 9.9(h), Section 3 of Amendment No. 4 (as amended by Amendment No. 5) or Section 2 of Amendment No. 9”.

(e) Section 9.10 of the Loan Agreement is hereby amended by (i) deleting the “and” at the end of clause (l), (ii) deleting the period appearing at the end of clause (m) and replacing it with “; and” and (iii) inserting the following clause (n) immediately after clause (m):

“(n) Investments of all or any portion of the proceeds of the Additional New Debt in Foreign Subsidiaries.”

(f) Section 9.16 of the Loan Agreement is hereby amended by deleting the phrase “and (vii)” and replacing it with “, (vii) the New Debt Indenture and the documents governing the Refinancing Indebtedness in respect of the New Debt and Additional New Debt; provided, that, any such encumbrances or restrictions contained in the documents governing such Refinancing Indebtedness are no less favorable to Agent and Lenders than those encumbrances and restrictions under or pursuant to the New Debt Indenture and any documents delivered in connection therewith, and (viii)”.

5. Waiver.

(a) Agent and the Lenders hereby waive any Default or Event of Default under Section 10.1 of the Loan Agreement arising from or related to the failure of Borrowers and Guarantors to comply with their obligations under Section 9.1(b) of the Loan Agreement with respect to the Specified Name Change (the “Subject Event of Default”).

(b) Agent and Lenders have not waived, are not by this Amendment No. 9 waiving, and have no intention of waiving any Event of Default which may have occurred on or prior to the date hereof, whether or not continuing on the date hereof, or which may occur after the date hereof (whether the same or similar to the Subject Event of Default or otherwise), other than the Subject Event of Default. The foregoing waiver shall not be construed as a bar to or a waiver of any other or further Event of Default on any future occasion, whether similar in kind or otherwise and shall not constitute a waiver, express or implied, of any of the rights and remedies of Agent or any Lender arising under the terms of the Loan Agreement or any other Financing Agreements on any future occasion or otherwise.

6. Representations, Warranties and Covenants. Each Borrower and Guarantor, jointly and severally, represents and warrants to Agent and Lenders as follows, which representations and warranties are continuing and shall survive the execution and delivery hereof, the truth and accuracy of which are a continuing condition of the making or providing of any Loans to Borrowers:

(a) this Amendment No. 9 and each other agreement (if any) to be executed and delivered by each Borrower and Guarantor in connection herewith, with, to or in favor of Agent or Lenders (together with this Amendment No. 9, the “Amendment Documents”) has been duly authorized, executed and delivered by all necessary action of each Borrower and Guarantor, and is in full force and effect, and the agreements and obligations of each Borrower and Guarantor contained herein constitute legal, valid and binding obligations of Borrowers and Guarantor enforceable against Borrowers and Guarantor in accordance with their terms, except as expressly modified or waived hereby and as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefore may be brought;

(b) no action of, or filing with, or consent of any Governmental Authority, and no approval or consent of any other Person, is or will be required to authorize, or is or will be otherwise required in connection with, the execution, delivery and performance by any Borrower or Guarantor of this Amendment No. 9 and the other Amendment Documents;

(c) after giving effect to this Amendment No. 9 (including, for avoidance of doubt, the waiver expressly set forth in Section 5 hereof), no Default or Event of Default exists or has occurred and is continuing;

(d) the execution, delivery and performance of this Amendment No. 9 and the other Amendment Documents (i) is within each Borrower’s and Guarantor’s limited liability company or corporate powers and (ii) are not in contravention of law or the terms of any Borrower’s or Guarantor’s certificate or articles of incorporation or formation, operating agreement, by laws, or other organizational documentation, or any indenture, agreement or undertaking (including, without limitation, the Indenture) to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property is bound;

(e) the New Debt, the Additional New Debt and the interest, fees and other amounts relating thereto constitute Second Lien Obligations (as defined in the New Debt Indenture, as amended or supplemented by the Fourth Supplemental Indenture);

(f) On December 27, 2013, Viasystems North America Operations, Inc. was merged into Technologies with Technologies as the surviving company.

7. Conditions Precedent. This Amendment No. 9 shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

(a) Agent shall have received counterparts of this Amendment No. 9, duly authorized, executed and delivered by Borrowers, Guarantor and Required Lenders; and

(b) After giving effect to the waiver in Section 5 hereof, no Default or Event of Default shall exist or have occurred and be continuing.

(c) Upon the written request of Parent following the satisfaction of the conditions precedent in clauses (a) and (b) above, Agent shall promptly confirm in writing the satisfaction of such conditions precedent.

8. General.

(a) Effect of this Amendment. Except as expressly provided herein, no other changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof. To the extent any conflict exists between the terms of this Amendment No. 9 and the other Financing Agreements, the terms of this Amendment No. 9 shall control.

(b) Governing Law. The validity, interpretation and enforcement of this Amendment No. 9 and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

(c) Jury Trial Waiver. BORROWERS, GUARANTOR, AGENT AND LENDERS EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AMENDMENT NO. 9 OR ANY OF THE OTHER FINANCING AGREEMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AMENDMENT NO. 9 OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWERS, GUARANTOR, AGENT AND LENDERS EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY BORROWER, ANY GUARANTOR, ANY AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AMENDMENT NO. 9 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(d) Binding Effect. This Amendment No. 9 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

(e) Waiver, Modification, Etc. No provision or term hereof may be modified, altered, waived, discharged or terminated orally, but only by an instrument in writing executed by the party against whom such modification, alteration, waiver, discharge or termination is sought to be enforced.

(f) Further Assurances. Borrowers and Guarantor shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes of this Amendment No. 9.

(g) Entire Agreement. This Amendment No. 9, together with the other Amendment Documents, represent the entire agreement and understanding concerning the subject matter hereof and thereof among the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof and thereof, whether oral or written.

(h) Counterparts, etc. This Amendment No. 9 may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment No. 9 by telefacsimile or other electronic method of transmission shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 9. Any party delivering an executed counterpart of this Amendment No. 9 by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart of this Amendment No. 9, but the failure to do so shall not affect the validity, enforceability, and binding effect of this Amendment No. 9.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 9 to be duly executed and delivered by their authorized officers as of the date first above written.

BORROWERS

VIASYSTEMS TECHNOLOGIES CORP., L.L.C.

By:	/s/ Gerald G. Sax
Name: Gerald G. Sax
Title: Senior Vice President and Chief Financial Officer

VIASYSTEMS CORPORATION
VIASYSTEMS SALES, INC.
DDI CLEVELAND HOLDINGS CORP.
CORETEC BUILDING INC.
TRUMAUGA PROPERTIES, LTD.

By:	/s/ Gerald G. Sax
Name: Gerald G. Sax
Title: Vice President, Treasurer and Chief Financial Officer

GUARANTOR
VIASYSTEMS, INC.

By:	/s/ Gerald G. Sax
Name: Gerald G. Sax
Title: Senior Vice President and Chief Financial Officer

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AGENT

WELLS FARGO CAPITAL FINANCE, LLC, successor by merger to Wachovia Capital Finance Corporation (New England), as Agent

By:	/s/ Barry Felker
Name: Barry Felker
Title: Vice President

LENDERS

WELLS FARGO CAPITAL FINANCE, LLC, successor by merger to Wachovia Capital Finance Corporation (New England)

By:	/s/ Barry Felker
Name: Barry Felker
Title: Vice President